UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2008

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7130 South Lewis, Suite 1000, Tulsa, Oklahoma	74136
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2008, Mr. Stanley Belitz, Unit Corporation’s Controller and principal accounting officer, announced that he plans to resign from his employment with the Company effective September 1, 2008.

The Company’s Board of Directors has elected Mr. Don Hayes, the Company’s Assistant Controller, to succeed Mr. Belitz as the Company’s Controller and principal accounting officer effective September 1, 2008.

Mr. Hayes, age 49, joined the Company in October 1984 and served as a staff accountant in Taxation and Drilling Accounting until May 1989 when he was promoted to Financial Reporting Supervisor.  In September 2003 he was promoted to Assistant Controller.  He began his career as a staff accountant with Jim Elliot, CPA from August 1982 until joining the Company and has a Masters Degree in Accounting from Oklahoma State University and is a Certified Public Accountant.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

Not Applicable.

(b)           Pro Forma Financial Information.

Not Applicable.

(c)           Shell Company Transactions.

Not Applicable.

(d)           Exhibits.

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: August 13, 2008	By: /s/ Mark E. Schell
Mark E. Schell
Senior Vice President
and General Counsel

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